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                                                                    Exhibit 15.2

November 17, 1995


Partners
United Defense, L.P.

We are aware of the incorporation by reference in the Registration Statement on Form S-3 of FMC Corporation to be filed with the Securities and Exchange Commission on or about November 17, 1995 of our reports dated April 13, 1995, July 20, 1995 and October 13, 1995 relating to the unaudited interim financial statements of United Defense, L.P. which are included in FMC Corporation's Forms 10-Q for the quarters ended March 31, 1995, June 30, 1995 and September 30, 1995.

Pursuant to Rule 436(c) of the Securities Act of 1933, our reports are not a part of the registration statement prepared or certified by accountants within the meaning of Section 7 or 11 of the Securities Act of 1933.


                                      /s/  ERNST & YOUNG LLP
                                      --------------------------
                                           ERNST & YOUNG LLP

Washington, D.C.